Sprinklr Announces Third Quarter Fiscal 2022 Results

•Q3 Total Revenue of $127.1 million, up 32% year-over-year
•Q3 Subscription Revenue up 29% year-over-year
•RPO up 29% year-over-year1
•80 $1 million customers, up 29% year-over-year2

NEW YORK, New York--December 9, 2021--Sprinklr (NYSE: CXM), the unified customer experience management (Unified-CXM) platform for modern enterprises, today reported financial results for its third quarter ended October 31, 2021.
“This is our fourth consecutive quarter of accelerating revenue growth and we couldn't be more pleased with our team's relentless focus on our customers. The most iconic enterprise brands continue to validate that the rise of Unified-CXM is inevitable. And only a platform designed with industry leading AI can solve their most complex problems. Sprinklr is well-positioned to become the strategic partner brands need to unify customer experiences across channels, teams, markets and products for a truly unified experience,” said Ragy Thomas, Sprinklr Founder and CEO.
Third Quarter Fiscal 2022 Financial Highlights
•Revenue: Total revenue for the third quarter was $127.1 million, up from $96.3 million one year ago, an increase of 32% year-over-year. Subscription revenue for the third quarter was $109.9 million, up from $85.0 million one year ago, an increase of 29% year-over-year.
•Operating (Loss) Income and Margin: Third quarter operating loss was $26.3 million, compared to operating loss of $15.3 million one year ago. Non-GAAP operating loss was $13.5 million, compared to non-GAAP operating income of $8.1 million one year ago. For the third quarter, GAAP operating margin was (21)% and non-GAAP operating margin was (11)%.
•Net (Loss) Income Per Share: Third quarter net loss per share was $0.11, compared to net loss per share of $0.21 in the third quarter of fiscal year 2021. Non-GAAP net loss per share for the third quarter was $0.06, compared to non-GAAP net income per share of $0.02 in the third quarter of fiscal year 2021.
•Cash, Cash Equivalents and Marketable Securities: Total cash, cash equivalents and marketable securities as of October 31, 2021 was $541.5 million.

Financial Outlook
Sprinklr is providing the following guidance for the fourth fiscal quarter ending January 31, 2022:
•Subscription revenue between $113 million and $115 million.
•Total revenue between $129 million and $131 million.
•Non-GAAP operating loss between $21 million and $23 million.
•Non-GAAP net loss per share between $0.08 and $0.09, assuming 260 million weighted average shares outstanding.

1 RPO, or remaining performance obligations, represents contracted revenues that had not yet been recognized, and include deferred revenues and amounts that will be invoiced and recognized in future periods.
2 $1 million customers represents our customers with greater than or equal to $1 million in subscription revenue on a trailing 12-month basis.

Sprinklr is providing the following guidance for the full fiscal year ending January 31, 2022:
•Subscription revenue between $423 million and $425 million.
•Total revenue between $486 million and $488 million.
•Non-GAAP operating loss between $48 million and $50 million.
•Non-GAAP net loss per share between $0.30 and $0.31, assuming 195 million weighted average shares outstanding.

Non-GAAP Financial Measures
This press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP gross profit and non-GAAP gross margin, non-GAAP operating (loss) income and non-GAAP operating margin, non-GAAP net (loss) income, non-GAAP net income (loss) per share, basic and diluted, and free cash flow. We define these non-GAAP financial measures as the respective GAAP measures, excluding, as applicable, stock-based compensation expense-related charges and amortization of acquired intangible assets. We believe that it is useful to exclude these expenses in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies over multiple periods. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in Sprinklr’s financial statements. In addition, they are subject to inherent limitations, as they reflect the exercise of judgment by Sprinklr’s management about which expenses are excluded or included in determining these non-GAAP financial measures. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP.

Sprinklr has not reconciled its expectations as to non-GAAP operating loss, or as to non-GAAP net loss per share, to their most directly comparable GAAP measures as a result of the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to Sprinklr’s results computed in accordance with GAAP.

Conference Call Information
Sprinklr will host a conference call today, December 9, 2021, to discuss third quarter fiscal 2022 financial results, as well as the fourth quarter and full year fiscal 2022 outlook, at 5:00 p.m. Eastern Time, 2:00 p.m. Pacific Time. Investors are invited to join the webcast by visiting: https://investors.sprinklr.com/. To access the call by phone, dial 877-459-3955 (domestic) or 201-689-8588 (international). The conference ID number is 13724727. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 90 days.

About Sprinklr Inc.
Sprinklr is a leading enterprise software company for all customer-facing functions. With advanced AI, Sprinklr's unified customer experience management (Unified-CXM) platform helps companies deliver human experiences to every customer, every time, across any modern channel. Headquartered in New York City with employees around the world, Sprinklr works with more than 1,000 of the world’s most valuable enterprises — global brands like Microsoft, P&G, Samsung and more than 50% of the Fortune 100.
Forward-Looking Statements
This press release contains express and implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our financial outlook for the fourth quarter and full year fiscal 2022, our growth strategy and the ability of our platform to deliver a unified experience to address our customers’ demands. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance, or achievement to differ materially and adversely from those anticipated or implied in the statements, including: our rapid growth may not be indicative of our future growth; our revenue growth rate has fluctuated in prior periods; our ability to achieve or maintain profitability; we derive the substantial majority of our revenue from subscriptions to our Unified-CXM platform; our ability to manage our growth and organizational change; the market for Unified-CXM solutions is new and rapidly evolving; our ability to attract new customers in a manner that is cost-effective and assures customer success; our ability to attract and retain customers to use our products; our ability to drive customer subscription renewals and expand our sales to existing customers; our ability to effectively develop platform enhancements, introduce new products or keep pace with technological developments; the market in which we participate is new and rapidly evolving and our ability to compete effectively; our business and growth depend in part on the success of our strategic relationships with third parties; our ability to develop and maintain successful relationships with partners who provide access to data that enhances our Unified-CXM platform’s artificial intelligence capabilities; the majority of our customer base consists of large enterprises, and we currently generate a significant portion of our revenue from a relatively small number of enterprises; our investments in research and development; our ability to expand our sales and marketing capabilities; our sales cycle with enterprise and international clients can be long and unpredictable; our business and results of operations may be materially adversely affected by the ongoing COVID-19 pandemic or other similar outbreaks; certain of our results of operations and financial metrics may be difficult to predict; our ability to maintain data privacy and data security; we rely on third-party data centers and cloud computing providers; the sufficiency of our cash and cash equivalents to meet our liquidity needs; our ability to comply with modified or new laws and regulations applying to our business; our ability to successfully enter into new markets and manage our international expansion; the attraction and retention of qualified employees and key personnel; our ability to effectively manage our growth and future expenses and maintain our corporate culture; our ability to maintain, protect, and enhance our intellectual property rights; and our ability to successfully defend litigation brought against us. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are or will be discussed in our Quarterly Report on Form 10-Q for the quarter ended July 31, 2021, filed with the SEC on September 10, 2021, under the caption “Risk Factors”, and in other filings that we make from time to time with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended October 31, 2021. Forward-looking statements speak only as of the date the statements are made and are based on information available to Sprinklr at the time those statements are made and/or management's good faith belief as of that time with respect to future events. Sprinklr assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

Investor Relations:
ir@sprinklr.com
Media & Press:
PR@sprinklr.com

Sprinklr, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except per share data)
(unaudited)

	October 31, 2021	January 31, 2021
Assets
Current assets
Cash and cash equivalents	$522,386	$68,037
Marketable securities	19,111	212,652
Accounts receivable, net of allowance for doubtful accounts of $3.0 million and $3.2 million, respectively	103,579	116,278
Prepaid expenses and other current assets	96,807	95,819
Total current assets	741,883	492,786
Property and equipment, net	13,441	9,011
Goodwill and other intangible assets	50,778	47,427
Other non-current assets	38,608	36,669
Total assets	$844,710	$585,893

Liabilities and stockholders’ equity
Liabilities
Current liabilities
Accounts payable	$11,055	$16,955
Accrued expenses and other current liabilities	78,234	63,170
Deferred revenue	221,918	221,439
Total current liabilities	311,207	301,564
Senior subordinated secured convertible notes	—	78,848
Deferred revenue less current portion	11,854	19,873
Deferred tax liability, long-term	869	869
Other liabilities, long-term	2,366	2,006
Total liabilities	326,296	403,160
Stockholders’ equity
Convertible preferred stock	—	424,992
Class A common stock	2	—
Class B common Stock	6	—
Common stock	—	4
Treasury stock	(23,831)	(23,831)
Additional paid-in capital	960,697	122,061
Accumulated other comprehensive (loss) income	(5)	787
Accumulated deficit	(418,455)	(341,280)
Total stockholders’ equity	518,414	182,733
Total liabilities and stockholders’ equity	$844,710	$585,893

Sprinklr, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2020	2021	2020
Revenue:
Subscription	$109,941	$85,040	$310,020	$249,507
Professional services	17,115	11,292	46,708	33,311
Total revenue:	127,056	96,332	356,728	282,818
Costs of revenue:
Costs of subscription (1)	22,835	19,392	66,228	55,645
Costs of professional services (1)	15,865	10,831	41,520	33,334
Total costs of revenue	38,700	30,223	107,748	88,979
Gross profit	88,356	66,109	248,980	193,839
Operating expenses:
Research and development (1)	16,621	10,394	44,836	26,874
Sales and marketing (1)(2)	76,191	45,228	207,079	137,060
General and administrative (1)	21,833	25,768	63,364	48,234
Total operating expenses	114,645	81,390	315,279	212,168
Operating loss	(26,289)	(15,281)	(66,299)	(18,329)
Other expense, net	(1,119)	(2,587)	(4,744)	(5,949)
Loss before provision for income taxes	(27,408)	(17,868)	(71,043)	(24,278)
Provision for income taxes	1,823	1,100	6,132	2,888
Net loss	$(29,231)	$(18,968)	$(77,175)	$(27,166)

Net loss per share attributable to Class A and Class B common stockholders, basic and diluted	$(0.11)	$(0.21)	$(0.44)	$(0.31)
Weighted average shares used in computing net loss per share attributable to Class A and Class B common stockholders, basic and diluted	255,195	91,672	174,497	88,428

(1) Includes stock-based compensation expense, net of amounts capitalized, as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2020	2021	2020
	(in thousands)
Costs of subscription	$589	$338	$1,411	$856
Costs of professional services	889	422	1,911	876
Research and development	2,186	1,823	4,915	2,910
Sales and marketing	4,997	4,889	13,963	8,994
General and administrative	3,760	15,834	15,753	19,077
Stock-based compensation expense, net of amounts capitalized	$12,421	$23,306	$37,953	$32,713
(2) Includes amortization of acquired intangible assets as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2020	2021	2020
	(in thousands)
Sales and marketing	$116	$82	$280	$543
Total amortization of acquired intangible assets	$116	$82	$280	$543

Sprinklr, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Nine months ended October 31,
	2021	2020
Cash flow from operating activities:
Net loss	$(77,175)	$(27,166)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	5,638	4,248
Bad debt expense	47	427
Stock-based compensation expense	37,953	32,713
Non-cash interest paid in kind and discount amortization	3,266	3,494
Deferred income taxes	1	130
Other noncash items, net	(1,187)	(149)
Changes in operating assets and liabilities:
Accounts receivable	12,741	22,819
Prepaid expenses and other current assets	(1,104)	(1,837)
Other noncurrent assets	(1,817)	5,182
Accounts payable	(5,774)	586
Accrued expenses and other current liabilities	16,413	(335)
Deferred revenue	(7,132)	(24,235)
Other liabilities	197	(103)
Net cash (used in) provided by operating activities	(17,933)	15,774
Cash flow from investing activities:
Purchases of marketable securities	(61,758)	(170,035)
Sales of marketable securities	56,652	—
Maturities of marketable securities	197,555	—
Purchases of property and equipment	(5,197)	(2,078)
Capitalized internal-use software	(4,150)	(2,504)
Acquisitions, net of cash acquired	(3,625)	—
Net cash provided by (used in) investing activities	179,477	(174,617)
Cash flow from financing activities:
Proceeds from issuance of common stock upon initial public offering, net of underwriting discounts, commissions and other offering costs	275,974	—
Proceeds from issuance of convertible preferred stock, net of issuance costs	—	191,752
Proceeds from Senior subordinated secured convertible notes	—	73,425
Proceeds from issuance of stock warrants	—	7,639
Proceeds from short-term borrowings	—	49,973
Repayments of short term borrowings	—	(49,973)
Payments of debt and equity issuance costs	—	(160)
Proceeds from issuance of common stock upon exercise of stock options	17,891	13,375
Net cash provided by financing activities	293,865	286,031
Effect of exchange rate fluctuations on cash and cash equivalents	(1,060)	(251)
Net change in cash and cash equivalents	454,349	126,937
Cash and cash equivalents at beginning of period	68,037	10,470
Cash and cash equivalents at end of period	$522,386	$137,407

Sprinklr, Inc.
Reconciliation of Non-GAAP Measures
(in thousands)
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2021	2020	2021	2020
Non-GAAP gross profit:
GAAP gross profit	$88,356	$66,109	$248,980	$193,839
Stock-based compensation expense-related charges (1)	1,478	760	3,434	1,732
Non-GAAP gross profit	$89,834	$66,869	$252,414	$195,571
Gross margin	70%	69%	70%	69%
Non-GAAP gross margin	71%	69%	71%	69%

Non-GAAP operating (loss) income:
GAAP operating loss	$(26,289)	$(15,281)	$(66,299)	$(18,329)
Stock-based compensation expense-related charges (2)	12,647	23,306	39,371	32,713
Amortization of acquired intangible assets	116	82	280	543
Non-GAAP operating (loss) income	$(13,526)	$8,107	$(26,648)	$14,927

Non-GAAP net (loss) income and net (loss) income per share:
GAAP net loss:	$(29,231)	$(18,968)	$(77,175)	$(27,166)
Stock-based compensation expense-related charges (2)	12,647	23,306	39,371	32,713
Amortization of acquired intangible assets	116	82	280	543
Non-GAAP net (loss) income	$(16,468)	$4,420	$(37,524)	$6,090
Less: amounts allocated to participating securities	—	(2,526)	—	(3,535)
Non-GAAP net (loss) income attributable to Class A and Class B common stockholders	$(16,468)	$1,894	$(37,524)	$2,555
Weighted-average shares outstanding used in computing net (loss) income per share attributable to Class A and Class B common stockholders - basic	255,195	91,672	174,497	88,428
Non-GAAP net (loss) income per common share attributable to Class A and Class B common stockholders	$(0.06)	$0.02	$(0.22)	$0.03

Free cash flow:
Net cash (used in) provided by operating activities	$(1,074)	$(7,675)	$(17,933)	$15,774
Purchase of property and equipment	(1,334)	(492)	(5,197)	(2,078)
Capitalized internal-use software	(1,669)	(958)	(4,150)	(2,504)
Free cash flow	$(4,077)	$(9,125)	$(27,280)	$11,192
(1) Includes $0.1 million of employer payroll tax related to stock-based compensation expense for the nine months ended October 31, 2021.
(2) Includes $0.2 million and $1.4 million of employer payroll tax related to stock-based compensation expense for the three and nine months ended October 31, 2021, respectively.